Exhibit 99.77Q3CERT


Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1and 72DD2, 72EE, 73A1 and 73A2, 73B, 74U1 and 74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

                     Total Income Dividends (000's omitted)
                     --------------------------------------

Share             Balanced     Core Equity     Total Return
Class             Fund         Fund            Fund
---------------------------------------------------
Institutional     $0           N/A             N/A
Investor          $2,178       $5,589          $3,024
Class A           $    1       $    6          $    2
Class B           $    1       $    0          $    1
Class C           $    8       $    1          $    2
Class K           $   28       $    0          N/A


Item 72EE
Total capital gains distributions for which record date passed during the period

                       Total Capital Gains (000's omitted)
                       -----------------------------------

Share             Balanced     Core Equity     Total Return
Class             Fund         Fund            Fund
---------------------------------------------------
Institutional     $0           N/A             N/A
Investor          $0           $0              $0
Class A           $0           $0              $0
Class B           $0           $0              $0
Class C           $0           $0              $0
Class K           $0           $0              N/A


Item 73A1 and 73A2
Distributions per share for which record date passed during the period

                      Dividends from Net Investment Income
                      ------------------------------------

Share             Balanced     Core Equity     Total Return
Class             Fund         Fund            Fund
---------------------------------------------------
Institutional     $0.0000      N/A             N/A
Investor          $0.0550      $0.0240         $0.0870
Class A           $0.0500      $0.0170         $0.0850
Class B           $0.0360      $0.0000         $0.0540
Class C           $0.0360      $0.0010         $0.0400
Class K           $0.0490      $0.0000         N/A

Item 73B
Distributions per share for which record date passed during the period

                                  Capital Gains
                                  -------------

Share             Balanced     Core Equity     Total Return
Class             Fund         Fund            Fund
---------------------------------------------------
Institutional     $0.0000      N/A             N/A
Investor          $0.0000      $0.0000         $0.0000
Class A           $0.0000      $0.0000         $0.0000
Class B           $0.0000      $0.0000         $0.0000
Class C           $0.0000      $0.0000         $0.0000
Class K           $0.0000      $0.0000         N/A


Item 74U1 and 74U2
Number of shares outstanding

                       Shares Outstanding (000's omitted)
                       ----------------------------------

Share             Balanced     Core Equity     Total Return
Class             Fund         Fund            Fund
---------------------------------------------------
Institutional     1            N/A             N/A
Investor          39,702       233,299         34,895
Class A           23           358             23
Class B           20           129             28
Class C           230          962             38
Class K           570          2,359           N/A


Item 74V1 and 74V2
Net asset value per share (to nearest cent)

                            Net Asset Value Per Share
                            -------------------------

Share             Balanced     Core Equity     Total Return
Class             Fund         Fund            Fund
---------------------------------------------------
Institutional     $13.22       N/A             N/A
Investor          $13.47       $10.95          $22.53
Class A           $13.07       $10.86          $22.02
Class B           $12.86       $10.76          $21.85
Class C           $13.49       $10.85          $22.03
Class K           $13.33       $10.75          N/A